As filed with the Securities and Exchange Commission on October 7, 2022

Registration No. 333-259790

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Offerpad Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	6531	85-2800538
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

(844) 388-4539

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin Aronovitch, Chief Legal Officer

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

(844) 388-4539

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin Hamill

Drew Capurro

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 906-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The original registration statement (the “Existing Registration Statement”) of Offerpad Solutions Inc. (“Offerpad”) on Form S-1 (File No. 333-259790) declared effective by the Securities and Exchange Commission (the “SEC”) on October 1, 2021, to which this Registration Statement is a Post-Effective Amendment No. 3 (this “Registration Statement”), covered (i) the resale of 187,750,031 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) issued in connection with the Business Combination (as defined below) by certain of the securityholders named in this prospectus (each a “Registered Holder” and, collectively, the “Registered Holders”), including 14,816,236 shares of Class A Common Stock issuable upon the transfer or conversion of up to 14,816,236 shares of Class B common stock, par value $0.0001 per share, issued in connection with the Business Combination, (ii) the resale of 20,000,000 shares of Class A Common Stock issued in the PIPE Investment (as defined below) by certain of the Registered Holders, (iii) the resale of 5,000,000 shares of Class A Common Stock issued in a private placement pursuant to a forward purchase agreement by certain of the Registered Holders, (iv) the resale of 8,366,667 shares of Class A Common Stock issuable upon the exercise of up to 8,366,667 private warrants, (v) the resale of 12,876,693 shares of Class A Common Stock reserved for issuance upon the exercise of options to purchase Class A Common stock, (vi) the issuance by us of 3,274,959 shares of Class A Common Stock issuable upon the exercise of options to purchase Class A Common Stock, and (vii) the issuance by us of up to 21,783,304 shares of Class A common stock upon the exercise of outstanding warrants to purchase our Class A common stock (the “Warrants”). The Existing Registration Statement also related to the resale by the holders thereof of up to 6,700,000 of our outstanding Warrants originally issued in a private placement (the “Private Placement Warrants”) in connection with the initial public offering of Supernova Partners Acquisition Company, Inc., a Delaware corporation (“SPNV”) and 1,666,667 of our outstanding Warrants originally issued in a private placement pursuant to a forward purchase agreement.

This Post-Effective Amendment No. 3 to the Existing Registration Statement is being filed to convert the Existing Registration Statement to a registration statement on Form S-3 and contains an updated prospectus relating to the offering and sale of (i) the shares of outstanding Class A Common Stock covered by the Existing Registration Statement, (ii) the shares of Class A Common Stock remaining available for issuance under the Existing Registration Statement (including upon exercise of the Warrants and/or Private Placement Warrants) and (iii) the Private Placement Warrants. This Registration Statement amends and restates the information contained in the Existing Registration Statement (and all amendments thereto) under the headings contained herein.

All filing fees payable in connection with the registration of the shares of Class A Common Stock and the Private Placement Warrants covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the Existing Registration Statement. No additional securities are registered hereby.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 7, 2022

PROSPECTUS

Offerpad Solutions Inc.

Up to 220,394,203 Shares of Class A Common Stock

Up to 8,366,667 Warrants

Up to 21,783,304 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to (i) the resale of 177,687,531 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) issued in connection with the Business Combination (as defined below) by certain of the securityholders named in this prospectus (each a “Registered Holder” and, collectively, the “Registered Holders”), including 14,816,236 shares of Class A Common Stock issuable upon the transfer or conversion of up to 14,816,236 shares of Class B common stock, par value $0.0001 per share, issued in connection with the Business Combination, (ii) the resale of 7,556,701 shares of Class A Common Stock issued in the PIPE Investment (as defined below) by certain of the Registered Holders, (iii) the resale of 5,000,000 shares of Class A Common Stock issued in a private placement pursuant to a forward purchase agreement by certain of the Registered Holders, (iv) the resale of 8,366,667 shares of Class A Common Stock issuable upon the exercise of up to 8,366,667 private warrants and (v) the issuance by us of up to 21,783,304 shares of Class A Common Stock upon the exercise of outstanding warrants to purchase our Class A Common Stock (the “Warrants”). This prospectus also relates to the resale by the holders thereof of up to 6,700,000 of our outstanding Warrants originally issued in a private placement in connection with the initial public offering of Supernova Partners Acquisition Company, Inc., a Delaware corporation (“SPNV”) and 1,666,667 of our outstanding Warrants originally issued in a private placement pursuant to a forward purchase agreement. We will receive the proceeds from any exercise of any Warrants for cash.

We are registering the securities for resale pursuant to the Registered Holders’ registration rights under certain agreements between us and the Registered Holders. Our registration of the securities covered by this prospectus does not mean that the Registered Holders will offer or sell any of the shares of Class A Common Stock or Warrants. The Registered Holders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Registered Holders may sell the shares of Class A Common Stock or Warrants in the section entitled “Plan of Distribution.”

Our Class A Common Stock and Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “OPAD” and “OPAD WS,” respectively. On October 6, 2022, the closing price of our Class A Common Stock was $1.09, and the closing price for our Warrants was $0.1498 per warrant.

We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock and Warrants registered hereby. The Registered Holders will bear all commissions and discounts, if any, attributable to their sales of such shares of Class A Common Stock or Warrants.

Investing in shares of our Class  A Common Stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the Registered Holders named in this prospectus may, from time to time, sell the securities described in this prospectus from time to time in one or more offerings as described in this prospectus. To the extent necessary, each time that the Registered Holders offer and sell securities, we or the Registered Holders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the Registered Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Registered Holders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Registered Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the Registered Holders guarantee the accuracy or completeness of this information and neither we nor the Registered Holders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us,” “Offerpad” and the “Company” mean Offerpad Solutions Inc. and its subsidiaries, which was a special purpose acquisition company called “Supernova Partners Acquisition Company, Inc.” prior to the closing of the Business Combination (as defined below). When we refer to “you,” we mean the potential holders of the shares of our Class A Common Stock or warrants to purchase shares of our Class A Common Stock.

In this prospectus, we refer to our Class A Common Stock and warrants to purchase shares of Class A Common Stock, collectively, as “securities.”

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Our web site address is www.offerpad.com. The information on our web site, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 7, 2022.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 4, 2022 and August 3, 2022.

•	Our Current Reports on Form 8-K filed with the SEC on March 4, 2022, June 7, 2022 and July 8, 2022.

•

The description of our shares of Class  A Common Stock contained in the registration statement on Form 8-A, filed with the SEC on October 20, 2020, as updated by Exhibit 4.4 to our Annual Report for the year ended December 31, 2021, filed with the SEC on March 7, 2022, as well as any additional amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Offerpad Solutions Inc.

2150 E. Germann Road, Suite 1,

Chandler, Arizona 85286

(844) 388-4539

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Offerpad was founded in 2015 to create a better residential real estate experience by combining advanced technology solutions with fundamental industry expertise. We provide streamlined, data driven iBuying and real estate solutions for the on-demand customer. Our digital “Solutions Center” platform gives users a holistic, customer-centric experience, enabling them to efficiently sell and buy their homes online with streamlined access to ancillary services such as mortgage and title insurance.

Our platform provides a unique dual approach to helping home sellers. In our “Express” offering, sellers can access our website or mobile app to receive a competitive cash offer for their home within 24 hours and quickly close without the major inconveniences associated with traditional real estate selling. In our “Flex” offering, we leverage our technology, scale and logistical expertise to renovate and list a seller’s home for sale while also typically providing a backup “Express” cash offer to the seller, thereby providing optionality of process and certainty of outcome. Our platform provides home buyers the opportunity to browse and tour homes online, get instant access to our listings with their mobile devices and submit purchase offers online in a simple process on their own time, with or without an agent. We also offer seamless, integrated access to in-house agents to advise on the purchase of a home as well as access to mortgage services through one of our preferred providers. We believe by offering both “Express” and “Flex” to sellers, and a guided yet flexible and customizable experience to buyers, we have reinvented the home selling and buying experience to meet the digital and on-demand needs of modern consumers.

The registrant was initially incorporated under the laws of the state of Delaware on August 31, 2020 under the name Supernova Partners Acquisition Company, Inc. In connection with the consummation of the business combination with OfferPad, Inc. (“Old Offerpad”) on September 1, 2021 (the “Business Combination”), the registrant changed its name to Offerpad Solutions Inc. Following the Business Combination, the operations of Offerpad, Inc. were our only ongoing operations.

At the effective time of the Business Combination (the “Effective Time”), each share of Old Offerpad preferred stock and common stock issued and outstanding immediately prior to the Effective Time converted into the right to receive approximately 7.533 shares of our common stock. In addition, each share of our Class B common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time converted into one share of Class A Common Stock.

On March 17, 2021, in connection with the Business Combination, we entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of SPNV’s Class A common stock, par value $0.0001 per share (“SPNV Class A Common Stock,” and such parties, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and SPNV agreed to sell to the Subscribers, an aggregate of 20,000,000 shares of SPNV Class A Common Stock, for a purchase price of $10.00 per share. Immediately prior to the Closing of the Business Combination, we issued and sold 20,000,000 shares of our Class A Common Stock to the Subscribers for aggregate gross proceeds to us of $200,000,000 (the “PIPE Investment”).

Our Class A Common Stock and Warrants are listed on NYSE under the symbols “OPAD” and “OPAD WS,” respectively.

Our principal executive offices are located at 2150 E. Germann Road, Suite 1, Chandler Arizona 85286, and our telephone number is (844) 388-4539. Our website address is www.offerpad.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.

USE OF PROCEEDS

All of the shares of Class A Common Stock and warrants offered by the Registered Holders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Registered Holders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Registered Holders in disposing of their shares of Class A Common Stock and warrants, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the warrants for cash, but not from the sale of the shares of Class A Common Stock issuable upon such exercise. Unless otherwise disclosed in a prospectus supplement, we intend to use any net proceeds from the exercise of warrants for cash for general corporate purposes.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our certificate of incorporation, our bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

Our restated certificate of incorporation authorizes capital stock consisting of:

•	2,000,000,000 shares of Class A common stock, par value $0.0001 per share;

•	20,000,000 shares of Class B common stock, par value $0.0001 per share;

•	250,000,000 shares of Class C common stock, par value $0.0001 per share; and

•	100,000,000 shares of preferred stock, par value $0.0001 per share.

Class A Common Stock

Voting Rights

Holders of Class A common stock are entitled to cast one vote per share of Class A common stock. Generally, holders of all classes of our common stock vote together as a single class, and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Holders of our Class A common stock are not entitled to cumulate their votes in the election of directors.

The restated certificate of incorporation further provides that the affirmative vote of at least two-thirds of the total voting power of all then outstanding shares of our stock, voting as a single class, is be required to amend, alter, repeal or rescind certain provisions of the restated certificate of incorporation, including provisions relating to voting and dividend rights, the size and classifications of the board of directors, special meetings, director and officer indemnification, forum selection, and amendments to the restated certificate of incorporation. The affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of our voting stock, voting as a single class, will be required to amend or repeal the bylaws, although the bylaws may be amended by a simple majority vote of our board of directors.

Dividend Rights

Each holder of our Class A common stock will share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, Class A common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, each holder of Class A common stock then outstanding will participate pro rata in the funds and assets of Offerpad Solutions Inc. that may be legally distributed to its stockholders, subject to the designations, preferences, limitations, restrictions and relative rights of any class or series of preferred stock then outstanding.

Other Matters

No shares of Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of Class A common stock do not have subscription, redemption or conversion rights.

Class B Common Stock

Voting Rights

Prior to the Sunset Date, which is the earlier of: (a) the date that is nine months following the date on which Brian Bair (x) is no longer providing services, whether upon death, resignation, removal or otherwise, to us as a member of our senior leadership team, officer or director and (y) has not provided any such services for the duration of such nine-month period; and (b) the date as of which the Qualified Stockholders have Transferred (as such terms are defined in the restated certificate of incorporation), in the aggregate, more than seventy-five percent (75%) of the shares of our Class B Common Stock that were held by the Qualified Stockholders immediately following the closing of the Business Combination transaction with OfferPad, Inc., holders of our Class B common stock will be entitled to cast 10 votes per share of Class B common stock. From and after the Sunset Date, each share of Class B common stock will automatically convert into one share of Class A common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Holders of Class B common stock are not entitled to cumulate their votes in the election of directors.

Dividend Rights

Each holder of Class B common stock will share ratably (based on the number of shares of Class B common stock held) if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, Class B common stock with respect to the payment of dividends.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, each holder of Class B common stock then outstanding will participate pro rata in the funds and assets of Offerpad Solutions Inc. that may be legally distributed to its stockholders, subject to the designations, preferences, limitations, restrictions and relative rights of any class or series of preferred stock then outstanding.

Transfers

Pursuant to the restated certificate of incorporation, shares of Class B common stock are fully transferable to any transferee, provided, however, that such Class B common stock will automatically convert into Class A common stock upon certain transfers of such shares, subject to certain exceptions set forth in the restated certificate of incorporation, and upon the Sunset Date.

Other Matters

No shares of Class B common stock are subject to redemption or have preemptive rights to purchase additional shares of Class B common stock. Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder thereof at any time upon written notice to our transfer agent. Each share of Class B common stock will automatically convert into one share of Class A common stock (a) upon certain transfers of such shares, subject to exceptions set forth in the restated certificate of incorporation or (b) on the Sunset Date.

Class C common stock will entitle its holder to have substantially the same rights as Class A common stock, except it will not have any voting rights.

Preferred Stock

The restated certificate of incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, which rights may be greater than the rights of the holders of the common stock.

The purpose of authorizing our board of directors to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on common stock, diluting the voting power of common stock or subordinating the dividend or liquidation rights of common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of common stock.

Exclusive Forum

Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (1) any derivative action, suit or proceeding brought on our behalf; (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, stockholders or employees of ours or our stockholders; (3) any action, suit or proceeding asserting a claim against us arising pursuant to any provision of the DGCL, the Bylaws or the restated certificate of incorporation (as either may be amended from time to time); or (4) any action, suit or proceeding asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine.

Our restated certificate of incorporation provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any such foreign action is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce such actions and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Our restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. This choice of forum provision has important consequences for our stockholders.

Anti-Takeover Effects of Provisions of the Company’s Restated Certificate of Incorporation and Bylaws and Applicable Law

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the restated certificate of incorporation, we opted out of Section 203 of the DGCL, but provide other similar restrictions regarding takeovers by interested stockholders; provided that Section 203 shall apply to us for the 12-month period following the filing of the restated certificate of incorporation.

Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by (a) the Board, (b) the Chairperson of the Board of Directors or (c) our Chief Executive Officer. Notwithstanding the foregoing, until the Sunset Date, special meetings of the stockholders may be called for any purpose or purposes by the Secretary upon the request, in writing, of any holder of record of at least 25% of the voting power of the issued and outstanding shares of stock.

Any such special meeting may be postponed, rescheduled or cancelled by the Board or other person calling the special meeting.

Action by Written Consent

The Certificate of Incorporation provides that until the Sunset Date, any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of stockholders or may, except as otherwise required by applicable law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to us in accordance with the applicable provisions of the DGCL. Following the Sunset Date, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders, and shall not be taken by written consent in lieu of a meeting.

Classified Board of Directors

Our Certificate of Incorporation provides that our Board is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. The Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of our voting stock entitled to vote at an election of directors.

Warrants

Public Warrants

Each public warrant entitles the holder to acquire Class A common stock. Each whole warrant will entitle the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below. A holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you hold at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire on September 1, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Warrants for Cash

Once the warrants become exercisable, we may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of our Class A common stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The last of the redemption criterion discussed above prevents a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants for shares of Offerpad Solutions Class A common stock

Once the warrants become exercisable, we may redeem the outstanding warrants for shares of Class A common stock:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Class A common stock (as defined below) except as otherwise described below;

•

if, and only if, the last reported sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of our Class A common stock and equity-linked securities as described above) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•

if, and only if, the private placement warrants are also concurrently exchanged at the same price (equal to a number of shares of our Class A common stock) as the outstanding public warrants, as described above.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A common stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the

“fair market value” of our Class A common stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

		Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and time to expiration may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant, subject to adjustment. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

We can redeem the warrants when our Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when our Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when our Class A common stock trades at a price higher than the exercise price of $11.50 per share.

No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the Warrant Agreement, the warrants may be exercised for such security.

Redemption procedures and cashless exercise

If we call the warrants for redemption as described above under “—Redemption of Warrants for Cash,” our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of its warrants. If its management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.361 Class A ordinary shares per warrant, subject to adjustment. We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. The “fair market value” shall mean the volume-weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Off Class A common stock outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume-weighted average price of Class A common stock as reported during the 10-trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to the holders of our Class A common stock on account of such shares of Class A common stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of our Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which Offerpad Solutions is the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of as an entirety or substantially as an entirety in connection with which it is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of

Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule

13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common equity in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant.

The warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants and forward purchase warrants to make any change that adversely affects the interests of the registered holders of public warrants or forward purchase warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of Class A common stock.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) are redeemable by us so long as they are held by Supernova Partners LLC or its permitted transferees (except for a number of shares of Class A common stock as described under “—Redemption of Warrants for Shares of Offerpad Solutions Class A Common Stock”). Supernova Partners LLC, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis and the Supernova

Partners LLC and its permitted transferees has certain registration rights related to the private placement warrants (including the shares of Offerpad Solutions Class A common stock issuable upon exercise of the private placement warrants). Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Supernova Partners LLC or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public.

Transfer Agent and Warrant Agent

The transfer agent for our Class A common stock and the warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Listing of Class A Common Stock and Warrants

Our Class A common stock and warrants are listed on the NYSE under the symbols “OPAD” and “OPAD WS,” respectively.

REGISTERED HOLDERS

The Registered Holders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Registered Holders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Registered Holders’ interest in the shares of Class A Common Stock and Warrants after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Registered Holders concerning the Class A Common Stock and Warrants that may be offered from time to time by each Registered Holder pursuant to this prospectus. The Registered Holders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Registered Holders. Any changed or new information given to us by the Registered Holders, including regarding the identity of, and the securities held by, each Registered Holder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Registered Holder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Percentage ownership is based on 232,377,521 shares of Class A Common Stock outstanding as of September 30, 2022.

Other than as described below or elsewhere in this prospectus or the documents incorporated herein by reference, none of the Registered Holders has any material relationship with us or any of our predecessors or affiliates.

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Percentage	Warrants	Percentage
BlackRock, Inc.(1)	4,000,000	—	4,000,000	—	—	—	—	—
Darrell Sherman	30,000	—	30,000	—	—	—	—	—
Carl David Cone	30,000	—	30,000	—	—	—	—	—
David S. Connelly	50,000	—	50,000	—	—	—	—	—
Luxor Wavefront, LP	3,221	—	3,221	—	—	—	—	—
Thebes Offshore Master Fund, LP	55,850	—	55,850	—	—	—	—	—
Lugard Road Capital Master Fund, LP	52,123	—	52,123	—	—	—	—	—
Luxor Gibraltar, LP—Series I	507	—	507	—	—	—	—	—
Senvest Master Fund, LP	800,000	192,305	800,000	—	—	—	192,305	—
Sheryl Palmer(2)	134,868	—	35,000	—	99,868	—	—	—
Taylor Morrison Home Corporation	1,000,000	—	1,000,000	—	—	—	—	—
Ulysses Partners L.P.	606,400	—	440,000	—	166,400	—	—	—
Ulysses Offshore Fund, Ltd.	82,666	—	60,000	—	22,666	—	—	—
Brookdale Global Opportunity Fund	370,000	—	370,000	—	—	—	—	—
Brookdale International Partners, L.P.	630,000	—	630,000	—	—	—	—	—
Entities affiliated with LL Capital Partners I, L.P.(3)	100,249,983	—	100,249,983	—	—	—	—	—

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Percentage	Warrants	Percentage
First American Financial Corporation	32,138,883	—	32,138,883	—	—	—	—	—
Jerry Coleman(4)	18,714,704	—	18,714,704	—	—	—	—	—
Brian Bair(5)	17,795,784	—	17,701,926	—	93,858	—	—	—
Mike Burnett(6)	1,129,912	—	1,129,912	—	—	—	—	—
Benjamin Aronovitch(7)	1,092,248	—	443,375	—	648,873	—	—	—
Ancient 1604 II LLC(8)	10,512,941	3,325,750	10,512,941	3,325,750	—	—	—	—
Roberto Sella(9)	1,378,106	—	378,106	—	1,000,000	—	—	—
75 & Sunny LP(10)	6,131,879	2,377,667	6,131,879	2,377,667	—	—	—	—
Vaughn Bair(11)	9,848,875	—	9,848,875	—	—	—	—	—
Casey Bair(12)	6,778,397	—	6,778,397	—	—	—	—	—
Darrin Shamo(13)	1,401,278	—	1,401,278	—	—	—	—	—
Ken Fox(14)	40,250	—	40,250	—	—	—	—	—
Jim Lanzone(14)	40,250	—	40,250	—	—	—	—	—
Gregg Renfrew(14)	40,250	—	40,250	—	—	—	—	—
Rajeev Singh(14)	40,250	—	40,250	—	—	—	—	—
Damien Hooper-Campbell(14)	40,250	—	40,250	—	—	—	—	—
James Satloff(15)	123,342	—	123,342	—	—	—	—	—
Michael Clifton(16)	2,004,630	831,219	2,004,630	831,219	—	—	—	—
Palmetto Advisors, LLC(17)	2,430,549	1,825,750	2,430,549	1,825,750	—	—	—	—
Scott Hudson(18)	15,526	6,281	15,526	6,281	—	—	—	—

(1)

The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Funds—Global Allocation Fund; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Global Funds—Global Dynamic Equity Fund; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Strategic Income Opportunities Bond Fund; BGF ESG Fixed Income Global Opportunities Fund; BGF Fixed Income Global Opportunities Fund; Master Total Return Portfolio of Master Bond LLC; BlackRock Total Return Bond Fund; and BlackRock Global Long/Short Credit Fund of BlackRock Funds IV. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, New York 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(2)	Sheryl Palmer is a member of the board of directors of the Company.
(3)

Consists of (i) 92,685,278 shares of Class A Common Stock held by LL Capital Partners I, L.P. and (ii) 7,564,705 shares of Class A Common Stock held by SIF V, LLC. LLCP I GP, LLC is the general partner of LL Capital Partners I, L.P. and exercises voting and dispositive power over the shares noted herein held by LL Capital Partners I, L.P. LLCP II GP, LLC is the managing member of SIF V, LLC and exercises voting and dispositive power over the shares noted herein held by SIF V, LLC. Roberto Sella, who is a member of the board of directors at the Company, is the sole manager of LLCP I GP, LLC.

(4)	Jerry Coleman was a co-founder of OfferPad, Inc.

(5)

Consists of (i) 2,959,474 shares of Class B Common Stock held by the BAB 2021 Irrevocable Trust, (ii) 11,856,762 shares of Class B Common Stock and (iii) 2,534,128 shares of Class A Common Stock that would be issuable upon the exercise of options. Brian Bair is the chief executive officer and chairman of the board of directors at the Company and served as an executive officer and director of OfferPad, Inc. prior to the Business Combination.

(6)

Consists of 1,129,912 shares of Class A Common Stock that would be issuable upon the exercise of options. Michael Burnett is chief financial officer at the Company and served as an executive officer of OfferPad, Inc. prior to the Business Combination.

(7)

Consists of 1,092,248 shares of Class A Common Stock that would be issuable upon the exercise of options. Benjamin Aronovitch is the chief legal officer at the Company and served as an executive officer of OfferPad, Inc. prior to the Business Combination.

(8)

Consists of (i) 7,187,191 shares of Class A Common Stock and (ii) 3,325,750 warrants to purchase shares of Class A Common Stock. Alexander Klabin, a member of the board of directors of the Company and previously a member of the board of directors of Supernova Partners Acquisition Company, Inc., controls the vote and disposition of shares held by Ancient 1604 II LLC.

(9)	Roberto Sella is a member of the board of directors of the Company.
(10)

Consists of (i) 3,754,212 shares of Class A Common Stock and (ii) 2,377,667 warrants to purchase shares of Class A Common Stock. Spencer Rascoff, a member of the board of directors of the Company until completion of the Business Combination, controls the vote and disposition of shares held by 75 & Sunny LP.

(11)

Consists of (i) 8,101,775 shares of Class A Common Stock and (ii) 1,747,100 shares of Class A Common Stock that would be issuable upon the exercise of options. Vaughn Bair is the brother of Brian Bair, the Company’s chief executive officer and chairman of the board of directors, served as a member of the board of directors of OfferPad, Inc. prior to the Business Combination and is a non-executive employee at the Company.

(12)

Consists of (i) 5,445,335 shares of Class A Common Stock and (ii) 1,333,062 shares of Class A Common Stock that would be issuable upon exercise of options. Casey Bair is the brother of Brian Bair, the Company’s chief executive officer and chairman of the board of directors, and is a non-executive employee at the Company.

(13)

Consists of (i) 376,637 shares of Class A Common Stock and (ii) 1,024,641 shares of Class A Common Stock that would be issuable upon exercise of options. Darrin Shamo is a former non-executive employee at the Company.

(14)	Formerly a director of Supernova Partners Acquisition Company, Inc. prior to the Business Combination.
(15)	Formerly a director of OfferPad, Inc. prior to the Business Combination.
(16)	Consists of (i) 1,173,411 shares of Class A Common Stock and (ii) 831,219 warrants to purchase shares of Class A Common Stock.
(17)	Consists of (i) 2,430,549 shares of Class A Common Stock and (ii) 1,825,750 warrants to purchase shares of Class A Common Stock.
(18)	Consists of (i) 9,245 shares of Class A Common Stock and (ii) 6,281 warrants to purchase shares of Class A Common Stock.

Registered Holder information for each additional Registered Holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Registered Holder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Registered Holder and the number of shares of common stock or warrants registered on its behalf. A Registered Holder may sell or otherwise transfer all, some or none of such shares of common stock or warrants in this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

The Registered Holders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A common stock or warrants or interests in our Class A common stock or warrants received after the date of this prospectus from the Registered Holders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A common stock or warrants or interests in our Class A common stock or warrants on any stock exchange, market or trading facility on which shares of our Class A common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Registered Holders may use any one or more of the following methods when disposing of their shares of Class A common stock or warrants or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•

block trades in which the broker-dealer will attempt to sell the shares of Class A common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a Registered Holders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers may agree with the Registered Holders to sell a specified number of such shares of Class A common stock or warrants at a stipulated price per share or warrant;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Registered Holders may, from time to time, pledge or grant a security interest in some shares of our Class A common stock or warrants owned by them and, if a Registered Holder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Registered Holders to include the pledgee, transferee or other successors in interest as the Registered Holders under this prospectus. The Registered Holders also may transfer shares of our

Class A common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A common stock or warrants or interests therein, the Registered Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock or warrants in the course of hedging the positions they assume. The Registered Holders may also sell shares of our Class A common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock or warrants to broker-dealers that in turn may sell these securities. The Registered Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Registered Holders from the sale of shares of our Class A common stock or warrants offered by them will be the purchase price of such shares of our Class A common stock or warrants less discounts or commissions, if any. The Registered Holders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Registered Holders.

The Registered Holders also may in the future resell a portion of our Class A common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Registered Holders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Class A common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Registered Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Registered Holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Registered Holders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Class A common stock and warrants offered by the Registered Holders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock or warrants by bidding for or purchasing shares of Class A common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of

Class A common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Registered Holders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Registered Holders may be required to make with respect thereto. In addition, we and the Registered Holders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to use our commercially reasonable efforts to maintain the effectiveness of this registration statement until (i), regarding the shares of common stock issued pursuant to the PIPE Investment, the earliest of (x) the third anniversary of the Business Combination, (y) the date on which the holder ceases to hold any shares and (z) on the first date on which the holder is able to sell all of its shares without restriction under Rule 144 of the Securities Act within ninety (90) days without limitation as to the amount of such securities that may be sold, and (ii), regarding the shares being registered for resale in accordance with the terms of the Registration Rights Agreement, the expiration or redemption of the Warrants in accordance with the provisions of the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Registered Holders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

A Registered Holder that is an entity may elect to make an in-kind distribution of Class A common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A common stock or warrants pursuant to the distribution through a registration statement.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Registered Holders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

LEGAL MATTERS

Latham & Watkins LLP has passed upon the validity of the securities offered by this prospectus and certain other legal matters related to this prospectus. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Offerpad Solutions Inc. incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock and warrants being registered hereby.

Securities and Exchange Commission registration fee	$305,346
Accounting fees and expenses	$55,000
Legal fees and expenses	$100,000
Financial printing and miscellaneous expenses	$175,000

Total	$635,346

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all direct and indirect costs, fees and expenses of any type or nature whatsoever, including all other disbursements, obligations or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be witness in, settlement or appeal of, or otherwise participating in any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding. The indemnification agreements also require us to advance, to the extent not prohibited by law, all direct and indirect costs, fees and expenses that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16. Exhibits

Exhibit No.	Description

3.1	Third Restated Certificate of Incorporation of Offerpad Solutions Inc. (incorporated by reference to Exhibit 3.1 to the Periodic Report on Form 8-K (File No. 001-39641) filed on September 7, 2021).

3.2	Bylaws of Offerpad Solutions Inc. (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-4 (File No. 333-255079) filed on August 9, 2021).

4.1	Warrant Agreement, dated October 20, 2020, between Colonnade Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 333-255079) filed on August 9, 2021).

4.2	Specimen Class A Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079), filed on August 9, 2021).

4.3	Specimen Warrant Certificate of the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079), filed on August 9, 2021).

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the initial filing of this Registration Statement).

Exhibit No.	Description

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement).

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on October 7, 2022.

OFFERPAD SOLUTIONS INC.

By:	/s/ Brian Bair
Name:	Brian Bair
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brian Bair Brian Bair	Director and Chief Executive Officer (Principal Executive Officer)	October 7, 2022

* Michael Burnett	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 7, 2022

* Katie Curnutte	Director	October 7, 2022

* Kenneth DeGiorgio	Director	October 7, 2022

* Alexander Klabin	Director	October 7, 2022

* Ryan O’Hara	Director	October 7, 2022

* Sheryl Palmer	Director	October 7, 2022

* Roberto Sella	Director	October 7, 2022

*	Pursuant to power of attorney

By:	/s/ Brian Bair
Brian Bair
As Attorney-in-Fact